Exhibit 99.1

                            JOINT FILING AGREEMENT


	Pursuant to and in accordance with the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto agrees to the joint filing between them, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.


Dated:  November 13, 2012



					FPR Partners, LLC

					/s/ Siu Chiang
               				-----------------------------------
        	       			Name: Siu Chiang
		       			Title: Chief Financial Officer


        				Andrew Raab

        				/s/ Siu Chiang for Andrew Raab
					-----------------------------------
					Name: Siu Chiang
					Title: Authorized Signatory



        				Bob Peck

        				/s/ Siu Chiang for Bob Peck
					-----------------------------------
					Name: Siu Chiang
					Title: Authorized Signatory